Exhibit 23.1

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

American Vanguard Corporation

Newport Beach, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 2003, relating to the consolidated financial statements and schedules of American Vanguard Corporation appearing in the Company’s Annual Report on Form 10-K for the year ending December 31, 2002.

/s/    BDO SEIDMAN, LLP

Los Angeles, CA

September 29, 2003